UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 22, 2015
_______________________
TIVO INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-27141	77-0463167
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
San Jose, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
(a) TiVo Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Meeting”) on July 22, 2015. At the Meeting, a total of 85,790,329 shares, or 88.13% of the Company’s common stock issued and outstanding as of the record date, were represented in person or by proxy. At the Meeting, the Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 1, 2015. Set forth below is a brief description of each matter voted upon at the Meeting and the voting results with respect to each matter.

(b) Proposal 1: To elect the following nominees as directors to serve on the Company’s Board of Directors until the 2018 Annual Meeting of Stockholders:

	Total Votes			Total
	FOR	AGAINST	ABSTAIN	Broker Non-Votes
Peter D. Aquino	69,993,996	2,331,723	249,866	13,214,744
Daniel Moloney	67,626,495	4,699,245	249,845	13,214,744
Thomas R. Wolzien	70,048,655	2,317,785	209,145	13,214,744

Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2016:

Total Votes
FOR	83,848,450
AGAINST	865,550
ABSTAIN	1,076,329

Proposal 3:  To vote on an advisory resolution to approve the named executive officers compensation.

Total Votes
FOR	29,014,362
AGAINST	42,786,267
ABSTAIN	774,956
Broker Non-Votes	13,214,744

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TIVO INC.

July 24, 2015	By:	/s/ Naveen Chopra
Naveen Chopra
Chief Financial Officer
(Principal Financial Officer)